UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2014

CESCA THERAPEUTICS INC.
(Formerly Known As ThermoGenesis Corp.)
(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

As disclosed by Cesca Therapeutics Inc. (the "Company") in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 3, 2014, the Company announced that Mr. Robin Stracey, an independent member of the Board of Directors, was appointed interim Chief Executive Officer effective October 28, 2014.  As a result of Mr. Stracey's appointment as interim Chief Executive Officer, he is no longer deemed an independent director.

On November 17, 2014, the Company received a letter from Nasdaq Listing Qualifications stating that the Company no longer complies with Nasdaq's independent director requirements as set forth in Listing Rule 5605.  Consistent with Listing Rule 5605(b)(1)(A), Nasdaq will provide the Company a cure period in order to regain compliance as follows: (a) until the earlier of the Company's next annual stockholders' meeting or October 28, 2015; or (b) if the Company's next annual stockholders' meeting is held before April 26, 2015, then the Company must provide evidence of compliance no later than April 26, 2015.

The Company expects to regain compliance with Listing Rule 5605(b)(1) in the near term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: November 21, 2014	/s/ Dan T. Bessey
Dan T. Bessey,
Chief Financial Officer